UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2014

ALCO Stores, Inc.

(Exact name of registrant as specified in its charter)

Kansas	001-35911	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

751 Freeport Parkway, Coppell, Texas 75019

 (Address of principal executive offices) (Zip Code)

(469) 322-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Modified SEC Reporting

As previously disclosed, ALCO Stores, Inc. (the “Company”)  and its subsidiary, ALCO Holdings, Limited Liability Company, filed voluntary petitions in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”) on October 13, 2014, seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code.  During the pendency of the bankruptcy proceedings, the Company has adopted a modified reporting program with respect to its reporting obligations under the federal securities laws.  In lieu of filing annual reports on Form 10-K and quarterly reports on Form 10-Q, the Company will file current reports on Form 8-K to disclose material financial information, including copies of the Company’s monthly operating reports required to be submitted to the Bankruptcy Court and material events relating to the bankruptcy proceedings. The Company believes that it meets the conditions for modified reporting set forth in Exchange Act Release No. 9660 (the “Release”), dated June 30, 1972, and that its modified reporting program is consistent with the protection of its investors as set forth in the Release.

Monthly Operating Reports

On December 3, 2014, the Company filed with the Bankruptcy Court its unaudited monthly operating reports for the period October 13, 2014 to November 2, 2014 (the “Monthly Reports”).  Copies of the Monthly Reports are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

The Company cautions readers not to place undue reliance upon the information contained in the Monthly Reports. Information in the Monthly Reports reflects only information related to the Company and its subsidiary, ALCO Holdings, Limited Liability Company.  The Monthly Reports contain financial statements and other financial information that have not been audited or reviewed by independent accountants and may be subject to further review and potential adjustments.  The Monthly Reports are in a format prescribed by applicable bankruptcy laws, were prepared solely for the purpose of complying with the monthly reporting requirements in the Company’s bankruptcy proceedings and contain information for periods that are shorter or different from those contained in periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The information set forth in the Monthly Reports should not be viewed as representative of the Company’s expected operating results for future periods.

The Company cannot predict what the ultimate value of its common stock may be or whether the holders of common stock will receive any distribution in the Company’s reorganization; however, it is likely that the Company’s common stock will have very little or no value given the amount of the Company’s liabilities compared to its assets.

The Monthly Reports are, and any future such monthly operating reports will be, furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor will such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such a filing.  The information set forth in this Current Report on Form 8-K also will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Monthly Operating Reports for the period October 13, 2014 to November 2, 2014.

Forward-Looking Statements

In addition to historical information, this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Securities Act and the Exchange Act.  All statements other than statements of historical facts included in this Current Report on Form 8-K are forward-looking statements.  These statements speak only as of the date of this Current Report on Form 8-K, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise.  These statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the future results expressed or implied by the forward-looking statements.

These risks and uncertainties include but are not limited to (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (ii) the expectation that the Chapter 11 cases will enable us to sell our assets in an orderly manner and maximize the value for our stakeholders, our ability to operate our business during this process and the plans and objectives of our management and assumptions regarding our future performance, (iii) the effects of the Company’s bankruptcy filing on the Company and the interests of various creditors, equity holders and other constituents, (iv) Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the cases in general, (v) the length of time the Company will operate under the Chapter 11 cases, (vi) risks associated with third party motions in the Chapter 11 cases, which may interfere with the Company’s ability to develop and consummate the plan of liquidation, and (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations.  In the event that the risks disclosed in the Company’s public filings and those discussed above cause results to differ materially from those expressed in the Company’s forward-looking statements, the Company’s business, financial condition, results of operations or liquidity, and the interests of creditors, equity holders and other constituents, could be materially adversely affected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCO STORES, INC.

Date: December 11, 2014	By:	/s/ Stanley B. Latacha
Stanley B. Latacha
Interim Chief Executive Officer